Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
Glowpoint, Inc. and Subsidiaries:

We hereby consent to the incorporation by reference in this registration statement of Glowpoint, Inc. on Post Effective Amendment No. 1 to Form S-8 (Registration No. 333-150436) of our report dated March 16, 2011, relating to the consolidated financial statements, which report appears in the December 31, 2010 Annual Report on Form 10-K.

/s/ EisnerAmper LLP

Edison, New Jersey
August 8, 2011